Filed in the Office of	Business Number C18882-2000
Barbara K. Cegavske (signature)	Filing Number 20200519488
Secretary of State State Of Nevada	Filed On 3/3/2020 10:10:00 AM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: INTELLINETICS, INC. Entity or Nevada Business Identification Number (NVID): NV20001353736
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 03/12/2020 Time: 5:00 pm (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article II of the Company's Articles of ... (see attached Additional Page) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] CFO + TREASURER Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article II of the Company's Articles of Incorporation, as amended, shall be amended by deletion in its entirety and replacement with the following:

The amount of the total authorized capital stock of the Corporation is 25,000,000 shares of common stock, par value $0.001 per share. Each share of common stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration ... (see attached Additional Page)

This form must be accompanied by appropriate fees.

Additional Page to Profit Corporation: Certificate of Amendment
(Pursuant to NRS 78.380 & 78.385/78.390)
INTELLINETICS, INC.

Article II of the Company's Articles of Incorporation, as amended, shall be amended by deletion in its entirety and replacement with the following:

> The amount of the total authorized capital stock of the Corporation is 25,000,000 shares of common stock, par value $0.001 per share. Each share of common stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the Corporation, and no paid-up stock and no stock issued as fully paid, shall ever be assessed or assessable by the Corporation.
>
> Effective as of 5:00 p.m., Nevada time, on the date the Amendment to these Articles of Incorporation amending this Article II is filed with the Secretary of State of the State of Nevada ("Reverse Split Effective Date"), each fifty issued and outstanding shares of Common Stock, par value $0.001 per share, of this Corporation ("Pre-Split Common Stock") shall be automatically, without further action by the holders of the Pre-Split Common Stock, converted into one share of Common Stock, par value $.001 per share, of the corporation ("Post-Reverse Split Common Stock") to give effect to a one-for-fifty reverse stock split ("Reverse Split"). From and after the Reverse Split Effective Date, each certificate representing shares of Pre-Split Common Stock shall be deemed to represent for all purposes the number of shares of Post-Reverse Split Common Stock into which the shares of Pre-Split Common Stock were converted pursuant to the Reverse Split, plus the right to receive a cash payment in lieu of any fractional share as described below.
>
> No fractional shares of Post-Reverse Split Common Stock shall be issued in connection with the Reverse Split. In lieu thereof, each holder of record of shares of Pre-Split Common Stock who would otherwise have been entitled to receive a fractional share of Post-Reverse Split Common Stock pursuant to the Reverse Split shall, upon surrender of such holder's certificates representing shares of Pre-Split Common Stock, be entitled to receive a cash payment equal to the last sale price of the Common Stock as reported on the OTCQB on the Reverse Split Effective Date, or, if there is no reported sale on such date, the average of the last reported high and low bid prices on such date, multiplied by the fractional share, and such amount shall in no event accrue any interest. From and after the Reverse Split Effective Date, all fractional shares shall be canceled and represent only the right to receive the cash payment described in this paragraph."